Exhibit 5.1

February 28, 2017

Cloud Peak Energy Inc.

505 S. Gillette Ave.

Gillette, Wyoming 82716

Ladies and Gentlemen:

We have acted as counsel to Cloud Peak Energy Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with (i) the offer and sale (the “Offering”) by the Company of 13,500,000 shares (the “Firm Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and up to an additional 2,000,000 shares (the “Option Securities”, and together with the Firm Securities, the “Securities”) of Common Stock, each of which are being sold pursuant to the Underwriting Agreement, dated as of February 22, 2017 (the “Underwriting Agreement”), between the Company and Credit Suisse Securities (USA) LLC, as representative of the several Underwriters named in Schedule A attached thereto (the “Underwriters”); (ii) the filing of the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-214869) as filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), on December 1, 2016 (the “Registration Statement”); (iii) the filing with the SEC of the Company’s preliminary prospectus supplement, dated February 22, 2017, and the base prospectus included in the Registration Statement at the time of its effectiveness, in the form filed with the SEC on February 22, 2017 pursuant to Rule 424(b)(5) under the Securities Act and accepted by the SEC with a filing date of February 22, 2017 (the “Preliminary Prospectus”); and (iv) the filing with the SEC of the Company’s final prospectus supplement, dated February 22, 2017, and the base prospectus included in the Registration Statement at the time of its effectiveness, in the form filed with the SEC on February 23, 2017 pursuant to Rule 424(b)(5) under the Securities Act and accepted by the SEC with a filing date of February 23, 2017 (the “Prospectus”).

We have examined (i) the Underwriting Agreement; (ii) the Registration Statement; (iii) the Preliminary Prospectus; (iv) the Prospectus; (v) the Amended and Restated Certificate of Incorporation of the Company, as amended to date, and the Amended and Restated Bylaws of the Company, as amended to date; (vi) resolutions of the Board of Directors of the Company and the pricing committee of the Company, relating to the Offering; and (vii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed, including the other documents delivered on the date hereof in connection with the closing of the Offering pursuant to the Underwriting Agreement. In addition, we reviewed such questions of law as

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we considered appropriate.  As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; and (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Underwriters and constitutes a legal, valid and binding obligation of the Underwriters, and that the Underwriters have the requisite organizational and legal power and authority to perform their obligations under the Underwriting Agreement.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Securities to be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement have been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement, will be legally issued, fully paid and non-assessable.

The foregoing opinions are limited in all respects to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinions to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated on or about the date hereof, and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.